UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 17, 2007 (January 12, 2007)

PACE HEALTH MANAGEMENT SYSTEMS, INC.

(Exact name of Registrant as Specified in its Charter)

IOWA

(State or Other Jurisdiction of Incorporation)

0-27554	42-1297992
(Commission File Number)	(I.R.S. Employer Identification Number)

2116 Financial Center

666 Walnut Street

Des Moines, IA 50309

(Address of Principal Executive Offices, including Zip Code)

(515) 244-5746

(Registrant’s Telephone Number, including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Background

On August 2, 2006, Pace Health Management Systems, Inc., an Iowa corporation (“Pace”) entered into a Stock Purchase Agreement (“Agreement”) with ConMed, Inc., a Maryland corporation (“ConMed”) and certain stockholders of ConMed (the “ConMed Stockholders”), pursuant to which Pace will purchase all the issued and outstanding capital stock of ConMed from the ConMed Stockholders (the “Acquisition”).

The Agreement provided that at closing, the ConMed Stockholders will be paid consideration consisting of : (i) $8,000,000, less a $250,000 cash deposit paid on the date the Agreement was signed (which cash deposit shall (a) be held in escrow until the consummation of the Acquisition, and (b) be non-refundable provided, however, that in the event ConMed and/or any of the Conmed Stockholders fail to fully satisfy the closing conditions and any other required obligations set forth in the Agreement, the cash deposit shall be returned to Pace) and (ii) 5,714 shares of a newly created series of Pace preferred stock. A portion of the purchase price will be funded from the proceeds of a private placement financing, which is expected to be completed concurrently with the closing of the Acquisition.

Additional Cash Deposit

As of January 12, 2007, Pace and the ConMed Stockholders agreed to extend the period in which they were required to close the Acquisition through January 31, 2007. As consideration for extending the closing of the Acquisition, Pace agreed to release the original cash deposit of $250,000 to the ConMed Stockholders and to pay into escrow an additional non-refundable cash deposit of $250,000 (the “Additional Cash Deposit”).

The Additional Cash Deposit is to be released from escrow and returned to Pace in the event ConMed and the ConMed Stockholders fail to satisfy the closing conditions and any other obligations under the Agreement. If the Acquisition is consummated on or before January 31, 2007, the Additional Cash Deposit shall be deducted from the $8,000,000 cash payment owed to the ConMed Stockholders.

A side letter evidencing the transactions set forth above is attached hereto as Exhibit 10.1 and should be referred to when reading the foregoing summary.

Item 9.01.	Financial Statements and Exhibits.

  (c) Exhibits

Set forth below is a list of Exhibits included as part of this Current Report.

10.1	Side letter by and among Pace Health Management Systems, Inc. ConMed, Inc and the ConMed Stockholders set forth therein, dated as of January 12, 2007

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACE HEALTH MANAGEMENT SYSTEMS, INC.

Date: January 17, 2007	By: /s/ John Pappajohn
John Pappajohn, Director, Acting Chief Executive Officer and Acting Chief Financial Officer